Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-XXXXX on Form S-8 of our reports dated February 26, 2014, relating to the financial statements of ARMOUR Residential REIT, Inc. and the effectiveness of ARMOUR Residential REIT Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ARMOUR Residential REIT Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Miami, Florida
November 7, 2014